As filed with the Securities and Exchange Commission on April 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ra Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	38-3661826
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1670 Highway 160 West, Suite 205

Fort Mill, SC 29708

973-691-2000

 (Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jonathan Will McGuire

Chief Executive Officer

Ra Medical Systems, Inc.

1670 Highway 160 West, Suite 205

Fort Mill, SC 29708

973-691-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Joseph Alley, Jr., Esq. Arnall Golden Gregory LLP Suite 2100 171 17th Street NW Atlanta, Georgia 30363-1031 (404) 873-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 21, 2023

PROSPECTUS

14,023,539 Shares of Common Stock

This prospectus covers the offer and resale from time to time of up to 14,023,539 shares (the “Shares”) of common stock, par value $0.0001 per share, of Ra Medical Systems, Inc., a Delaware corporation (the “Company”), by the Selling Stockholders identified in this prospectus, including their transferees, pledgees or donees or their respective successors. The Shares offered by the Selling Stockholders consist of 14,023,539 Shares, including 12,144,657 Shares underlying Series X Convertible Preferred Stock (“Series X Preferred”), which were issued to Selling Stockholders in connection with the Company’s merger with Catheter Precision, Inc. (the “Merger”).  The Merger closed on January 9, 2023, and is described in more detail in our periodic reports and other documents filed with the U.S. Securities and Exchange Commission.  See “Incorporation of Certain Information by Reference.”

The Selling Stockholders may offer the Shares pursuant to this prospectus from time to time through public or private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the Shares, or both.  For additional information on the methods of sale that may be used by the Selling Stockholders, see “Plan of Distribution” on page 14. The Selling Stockholders are listed under “Selling Stockholders” on page 9.

We are not selling any Shares under this prospectus and will not receive any proceeds from the sale of Shares by the Selling Stockholders. We are paying the cost of registering the Shares as well as various related expenses. The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of Shares.

You should carefully read this prospectus and any amendments or supplements accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you make your investment decision.

The Selling Stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of the registration statement of which this prospectus forms a part.

Our common stock is listed on the NYSE American under the symbol “RMED.” On April 19, 2023, the last reported sale price of our common stock was $1.44 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 8 of this prospectus and in the documents incorporated by reference in this prospectus, as updated by any applicable prospectus supplement, and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April    , 2023

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ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus. We and the Selling Stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

This prospectus may contain references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including the information contained under the heading “Risk Factors” and all other information included or incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety before you invest in our securities.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” the “Company,” “Ra Medical” and similar designations refer to Ra Medical Systems, Inc. and all entities included in our financial statements.

Company Overview

Ra Medical is a Delaware corporation which was incorporated in Delaware in July 2018. Ra Medical was initially formed to develop, commercialize and market its advanced excimer laser-based platform for use in the treatment of vascular and dermatological immune-mediated inflammatory diseases.

On January 9, 2023, Ra Medical entered into the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Catheter Precision, Inc., a privately-held Delaware corporation.  Under the terms of the Merger Agreement, Catheter was merged  (the “Merger”) into a new entity, Catheter Precision, LLC (“Catheter”), and became a wholly-owned subsidiary of Ra Medical.  In the Merger, the former stockholders and certain former Noteholders of Catheter Precision, Inc. (the “Former Catheter Holders”), received shares of our Series X Preferred.  Following a special meeting of stockholders held on March 21, 2023 (the “Special Meeting”), a portion of the Series X Preferred converted into shares of our common stock.  The purpose of this registration statement is to register such shares, including all those underlying the Series X Preferred, for offer and resale by certain of the Former Catheter Holders.  However, the Series X Preferred may never convert to common stock and may continue to be held as Series X Preferred indefinitely, due to certain contractual restrictions.  See Selling Stockholders – Aggregate Blocker.

Prior to the Merger, Ra Medical had developed an advanced excimer laser-based platform for use in the treatment of vascular immune-mediated inflammatory diseases. The Destruction of Arteriosclerotic Blockages by laser Radiation Ablation (DABRA) laser and single-use catheter, together referred to as DABRA, was developed as a tool in the treatment of Peripheral Artery Disease which commonly occurs in the legs. We have ceased marketing DABRA. In addition, as previously disclosed, Ra Medical completed the sale of its Pharos laser business, or Dermatology Business, to STRATA Skin Sciences, Inc. on August 16, 2021.

Looking forward, we do not expect to use our legacy DABRA-related assets or continue Ra Medical’s legacy lines of business, but instead expect to shift the focus of our operations to Catheter’s product lines. Accordingly, our current activities primarily relate to Catheter’s historical business which comprises the design, manufacture and sale of new and innovative medical technologies focused in the field of cardiac electrophysiology (“EP”).

Our primary product is the View into Ventricular Onset System or VIVO™ System (“VIVO” or “VIVO System”). VIVO is a non-invasive imaging system that offers 3D cardiac mapping to help with localizing the sites of origin of idiopathic ventricular arrhythmias in patients with structurally normal hearts prior to electrophysiology procedures. The VIVO system has achieved a CE Mark allowing it to be commercialized in the European Union and has been placed at several hospitals in Europe. FDA 510(k) Clearance in the United States was received in June 2019.

Our LockeT device is a sterile, Class 1 medical device that was registered with the FDA and introduced for sale in the United States in February of 2023. LockeT can be used in conjunction with the closure of a percutaneous wound site, where a catheter has been placed through the skin into a blood vessel and then removed at the end of a procedure. The physician will suture the site and the vessel, and LockeT is used to hold the sutures in place. LockeT can either complement or be used as an alternative to closure devices.

Clinical studies for LockeT are planned to begin during 2023. These studies are designed to demonstrate the product’s effectiveness and benefits, which may include faster wound closure, earlier ambulation, potentially leading to early hospital discharge, and cost savings. These studies are intended to provide data for marketing and to expand our indications for use with the FDA.

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On March 23, 2023, the Company closed a private placement (the “PIPE”) pursuant to a Securities Purchase Agreement, under which an investor purchased, for an aggregate purchase price of approximately $8.0 million, Class A and B Units comprising an aggregate of  497,908 shares of Common Stock, 7,203 shares of Series A Convertible Preferred Stock (“Series A Preferred”), convertible into a total number of approximately 4,501,060  shares of Common Stock, 4,999,093 Series F Common Stock Purchase Warrants (“Series F Warrants”), and 4,999,093 Series G Common Stock Purchase Warrants (“Series G Warrants”; together with the Series F Warrants, the “PIPE Warrants”).  The PIPE and the terms of the Series A Preferred and the PIPE Warrants are described in more detail in our periodic reports and other filings with the U.S. Securities and Exchange Commission.  See “Incorporation of Certain Information by Reference.”

Historical financial statements of Catheter Precision, Inc., Management’s Discussion and Analysis related thereto, and pro forma financial statements for the combined company are available in our Form 8-K filed March 28, 2023, including the following:

•	Catheter’s Audited financial statements as of December 31, 2022 and 2021, and for the years then ended;

•	Ra Medical’s Unaudited Pro Forma income statement for the year ended December 31, 2022 and Unaudited pro forma balance sheet as of December 31, 2022, reflecting the pro forma impact of the Catheter acquisition; and

•	Catheter’s Management’s Discussion and Analysis with respect to fiscal years ended December 31, 2022 and December 31, 2021.

The foregoing should also be read in conjunction with our Form 10-K for the year ended December 31, 2022, the Management’s Discussion and Analysis contained therein, and our other SEC filings and public disclosures.

Company Information

Our principal executive offices are located at 1670 Highway 160 West, Suite 205, Fort Mill, SC 29708, and our telephone number is 973-691-2000.  Our corporate website address is www.ramed.com.  Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and is not considered part of, this filing.  You should not rely on any such information in making your decision whether to purchase our common stock.  We make available free of charge through our website, at ir.ramed.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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THE OFFERING

Common stock offered by Selling Stockholders	Up to 14,023,539 Shares in total, comprised of 1,878,882 shares of Common Stock plus 12,144,657 shares of Common Stock that may be issued upon conversion of the Series X Preferred.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.

Offering price	The Selling Stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution.”

Risk factors

You should read the “Risk Factors” section included in this prospectus, and the risk factors incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

NYSE American symbol	“RMED”

The Selling Stockholders may offer and sell up to 14,023,539 Shares of our Common Stock. Throughout this prospectus, when we refer to the Shares being registered on behalf of the Selling Stockholders for offer and resale, we are referring to the Shares described above.  When we refer to the Selling Stockholders in this prospectus, we are referring to the Selling Stockholders identified in this prospectus and their permitted transferees or other successors-in-interest that may be identified, to the extent required, in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part.

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RISK FACTORS

Investing in our securities involves a high degree of risk.  Before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part, you should carefully consider, in addition to the risks and uncertainties discussed under “Special Note Regarding Forward-Looking Statements” below, the risk factors set forth under “Risk Factors” in our previous SEC filings, all of which are incorporated by reference into this prospectus:

•	our most recent Annual Report on Form 10-K, as amended,
•	our most recent Quarterly Reports on Form 10-Q filed subsequent to such filing, and
•	discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC.

The Risk Factors set forth in the filings described above may be amended, supplemented or superseded from time to time by other reports and/or prospectus supplements we file with the SEC in the future, and you should carefully consider any such additional or modified risk factors and other information provided in any such future filings that may be available after the date of this prospectus before making your investment decision.

If any of the risks set forth in the filings described above actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and/or the available secondary market for our securities may diminish or become non-existent, and you could lose all or part of your investment or lose liquidity in the shares. The risks and uncertainties we describe in the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial could materially adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement or free writing prospectus and our SEC filings that are incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus contain or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and such statements are subject to the “safe harbor” created by those sections.

Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions, and projections about the business and future financial results of the medical device industry, and other legal, regulatory and economic developments. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue,” “likely,” and similar expressions (including their use in the negative) intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about competition from larger and more established companies in our markets, our ability to successfully grow our business and legislative, regulatory and economic developments, including changing business conditions in the industries in which we operate and the economy in general, as well as financial performance, expectations with respect to our business and product development, including VIVO, Amigo and LockeT; litigation outcomes; the listing status of our common stock; and existing and/or prospective customers.

Our forward-looking statements involve risks and uncertainties, including those created by the inherent volatility of our stock and the stock markets, and the American and global economies, changes to the regulatory landscape, the effectiveness of our defenses in connection with relevant litigation, and the other risks and uncertainties described in our SEC filings and incorporated herein by reference as described in “Risk Factors” above.  These risks and uncertainties may cause results to differ materially from the plans, expectations, predictions or projections set forth in (or underlying statements set forth in) this prospectus and our other SEC filings and public statements.  Such factors may be amplified by global events such as the COVID-19 pandemic and the geopolitical tensions related to Russia’s actions in Ukraine and the potential impact on our business and the global economy.  Additional factors that may affect our future results are set forth in filings that we make with the SEC from time to time, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2022, as well as additional factors discussed in our SEC filings and incorporated herein by reference as described under the “Risk Factors” section of this prospectus.

In addition, our forward-looking statements are based on current plans, estimates and projections, which are subject to change based on shifting circumstances, and therefore, you are cautioned not to place undue reliance on them. These statements may discuss goals, intentions, plans and/or expectations as to future plans, trends, events, results of operations or financial condition, listed status of our common stock or other matters, all of which are based on current beliefs of our management, as well as assumptions made by, and information currently available to, management.

Forward-looking statements contained in this prospectus and in our other SEC filings speak only as of the date on which the statements were made and are not guarantees of future performance.  Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, and we have no intention to do so.

No forward-looking statement can be guaranteed, and our actual results could differ materially from those projected or discussed in our forward-looking statements for many reasons, including the risks and uncertainties described above and those discussed in our SEC filings and incorporated herein by reference as described under “Risk Factors.”  Given these risks and uncertainties, readers should not place undue reliance on our forward-looking statements and should carefully consider such risks and uncertainties, as well as additional risks and uncertainties that may be described in other documents filed by us from time to time with the SEC, including any prospectus supplements we may file after the date of this prospectus.  See “Where You Can Find Additional Information” beginning on page 16 of this prospectus.

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USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the Selling Stockholders. The Selling Stockholders will receive all of the proceeds from this offering.

The Selling Stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, NYSE American listing fees and fees and expenses of our counsel and our accountants, including our independent registered public accounting firms.

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SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition of up to 14,023,539 Shares by the Selling Stockholders named below, and their donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer (collectively, the “Selling Stockholders”).

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the Selling Stockholders as of April 19, 2023. The information in the table below with respect to the Selling Stockholders has been obtained from the respective Selling Stockholders. The Selling Stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution” as it may be supplemented and amended from time to time. We do not know how long the Selling Stockholders will hold the Shares before selling them, or if any of the Series X Preferred will ever be converted into Common Stock.

Except as set forth below under “Relationship with Selling Stockholders,” we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the shares.

The table below includes, for each Selling Stockholder: (i) all shares of our common stock beneficially held by such selling stockholder as of April 19, 2023, (ii) the number of shares of our common stock that may be offered under this prospectus, and (iii) the number of shares and percentage of our common stock beneficially owned by the Selling Stockholders assuming all of the shares of our common stock registered hereunder are sold. The table below and footnotes assume that the Selling Stockholders will sell all of the shares listed. However, because the Selling Stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot provide assurances as to the actual number of shares that will be sold by the Selling Stockholders, or that will be held by the Selling Stockholders after completion of any sales.

The percentages of shares beneficially owned after the offering are based on 5,367,699 shares of common stock outstanding as of April 19, 2023, which includes all Shares of common stock offered by this prospectus and assumes that all Series X Preferred have been converted.

Aggregate Blocker.  The numbers presented in the table below under the heading “Number of Shares of Common Stock Being Offered” include all Shares underlying the Series X Preferred, although it is possible that the Series X Preferred currently outstanding may never convert.  Under the terms of the Series X Preferred, the Series X Preferred issued at closing of the Merger was prohibited (such prohibition, the “Aggregate Blocker”) from converting into shares of common stock that would exceed 40% of the total amount of Common Stock outstanding as of the date of the Special Meeting, including shares issued in connection with the PIPE.  Following the Special Meeting and the PIPE, the Series X Preferred automatically converted in the maximum amount allowable under the Aggregate Blocker. None of the Series X Preferred currently held by the Selling Stockholders will be able to convert into common stock unless and until the following conditions (the “Special Conditions”) have been met:  (1) Ra Medical shall have applied for and been approved for initial listing on the NYSE American or another national securities exchange or shall have been delisted from the NYSE American, and (2) at least eighteen (18) months shall have passed since the closing of the Merger, which will occur on July 9, 2024.   The Aggregate Blocker may not be removed.

Beneficial Ownership Blocker.  Conversion of Series X Preferred following the Special Meeting, was also subject to an additional beneficial ownership conversion “blocker” (the “Beneficial Ownership Blocker”), which prevented the holder from acquiring shares of Ra Medical Common Stock by converting the Series X Preferred to the extent that such shares would result in the holder having, post-conversion, beneficial ownership of Ra Medical Common Stock above a pre-set threshold, which was set between 0.99% and 19.99% at the discretion of the holder. The Beneficial Ownership Blocker is no longer applicable.

The numbers presented in the table below under the heading “Number of Shares of Common Stock Being Offered” include all shares underlying the Series X Preferred and are not impacted by the Aggregate Blocker.  However, the numbers and percentages presented under the heading “Shares of Common Stock Beneficially Owned Prior to Offering” reflect the restrictions imposed by the Aggregate Blocker.  This is because although this registration statement is registering for sale from time all of the common stock underlying the Series X Preferred, due to the Aggregate Blocker, the Series X Preferred may not be converted before July 9, 2023.  “Beneficial ownership” is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

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Information about the Selling Stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Name of Selling Stockholder (including those persons named in the footnotes hereto)	Shares of Common Stock Beneficially Owned Prior to Offering[1]	Number of Shares of Common Stock Being Offered[2]	Common Stock to be Beneficially Owned After Offering[3]
			Number	Percentage
Steve Adler[4]	118,206	96,192	100,582	1.87%
Gerald Butters	9,019	49,224	0	0%
James J. Caruso[5]	1,779	9,711	0	0%
Julie J. Colahan[6]	58,830	321,086	0	0%
Covered Bridge Enterprises, L.P.[7]	37,269	203,410	0	0%
Cresscit Eundo, L.L.C.[8]	3,763	20,541	0	0%
DJAC Enterprises LLC[9]	902	4,926	0	0%
Foley, Steve	13,551	73,961	0	0%
Fourwinds Trust[10]	9,019	49,224	0	0%
Frey Living Trust[11]	18,037	98,443	0	0%
John R. Galanti	29,941	163,412	0	0%
James D. Gardner[12]	3,423	18,684	0	0%
Pat Gordon	35,224	192,249	0	0%
Bobby I Griffin	3,071	16,764	0	0%
Jerry C Griffin MD13	107,397	37,203	100,582	1.87%
Yves Hostens-Picant	12,286	67,055	0	0%
Missiaen Huck[14]	202,999	321,086	144,169	2.69%
Edwin K. Hunter Roth IRA#2[15]	9,214	50,292	0	0%
Casey Jenkins[16]	58,830	321,086	0	0%
David A. Jenkins[17]	991,828	9,182,089	0	0%
Hannah L. Jenkins[18]	58,830	321,086	0	0%
Jeong H. Kim	18,037	98,443	0	0%
E. Pierce Marshall, Jr	30,715	167,638	0	0%
John H. Mays	761	4,153	0	0%
Motorola Solutions, Inc.[19]	18,037	98,443	0	0%
New Jersey Economic Development[20]	9,019	49,224	0	0%
NTC & Co FBO John P Francis[21]	5,093	14,056	2,518	<1%
PEACS NV22	36,858	201,164	0	0%
Corbin K. Rankin	460	2,515	0	0%
Thomas Parker Rankin	460	2,515	0	0%
Thomas Rankin	460	2,515	0	0%
RFT Investment Company LLC[23]	261,553	1,427,502	0	0%
Scion Opportunity Fund Irrevocable Trust of 2016[24]	737	4,024	0	0%
Virginia D. Smith	3,804	20,761	0	0%
Marilyn S. Spracker	1,902	10,381	0	0%
Daniel C. Stanzione[25]	113,223	68,999	100,582	1.87%
Travcal Properties LLC[26]	14,225	77,643	0	0%
Gerald A. Weber	1,141	6,228	0	0%
Robert Zimmerman	27,412	149,611	0	0%

1 “Beneficial ownership” for this purpose is as defined in SEC Rule 13d-3 adopted under the Securities Exchange Act of 1934, as amended, under which a person is deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including the right to acquire through the exercise of an option or warrant or through the conversion of a security.  Numbers presented in this column do not include common stock underlying Series X Preferred, which is not convertible in the next 60 days due to the operation of the Aggregate Blocker.

12

2 Numbers presented in this column include shares of common stock issued to the Selling Stockholder pursuant to the Merger as well as common stock that may be issued upon conversion of Series X Preferred, and represent all of the Shares that a Selling Stockholder may offer and sell from time to time under this prospectus, without regard to the Aggregate Blocker.

3 We do not know when or in what amounts a Selling Stockholder may offer Shares for sale. The Selling Stockholders might not sell any or might sell all of the Shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the Shares pursuant to this offering, and because, except as set forth elsewhere in this prospectus, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of the Shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the Shares covered by this prospectus will be held by the Selling Stockholders.  For each Selling Stockholder, we have assumed conversion in full over time of the Series X Preferred, and the sale of all Shares underlying such instrument, notwithstanding the Aggregate Blocker.  Conversely, the numbers presented in this column do, however, assume that all other shares beneficially owned by the Selling Stockholder are not sold, although such shares may be registered for resale from time to time under other registration statements.

4 Mr. Adler served as director of Catheter Precision, Inc. until the closing of the Merger, and previously served as CEO and Chairman of Catheter Precision, Inc. until December 2020.

5 Mr. Caruso previously served as Chief Financial Officer of Catheter until 2016, and provided consulting services to Catheter prior to the Merger.  Currently, Mr. Caruso is a member of our Board of Directors.  See our Form 10-K for fiscal year ended December 31, 2022, for further information about Mr. Caruso’s compensation as a director and our standard indemnification arrangements.

6 Selling Stockholder is the adult daughter of Mr. Jenkins.  Selling Stockholder also holds a limited partnership interest in Selling Stockholder Fatboy Capital LP (“Fatboy Capital”), but disclaims beneficial ownership of any shares held by Fatboy Capital, as she does not have investment or voting control over its portfolio.

7 The Selling Stockholder is a limited partnership managed by its managing partner, Mattern Ventures, LLC, which in turn is managed by Richard L. Mattern, its sole member.

8 The Selling Stockholder is a limited liability company of which the co-managers are Edwin K. Hunter and Ann Neilsen Hunter.

9 All voting and investment decisions are made on behalf of Selling Stockholder by Frank D’Amelio, its Chief Executive Officer.

10 Selling Stockholder is a Jersey Discretionary Trust.  Voting and investment decisions are made on behalf of Selling Stockholder by its Trustee, Pentera Trustees Limited.

11 Selling Stockholder is a living trust.  Voting and investment decisions are made on behalf of Selling Stockholder by its Trustee, Ellen Frey Ogle.

12 Includes 2,813 Shares beneficially owned prior to the offering, and 15,354 offered hereby, by OmniCapital Group LLC, a limited liability company over which Mr. Gardner holds voting and investment control as Manager.

13 Includes 1,535 Shares beneficially owned prior to the offering, and 8,382 Shares offered hereby, by the Griffin & Schwartz Family Trust.  Voting and investment control over Trust Shares are shared by Dr. Griffin and Janice B. Schwartz.  Dr. Griffin served as director on the Board of Catheter Precision, Inc. through the date of the Merger.

14 Selling Stockholder is the adult daughter of Mr. Jenkins and the non-executive chief operating officer of the Company.  Selling Stockholder also holds a limited partnership interest in Selling Stockholder Fatboy Capital, but disclaims beneficial ownership of any shares held by Fatboy Capital, as she does not have investment or voting control over its portfolio.   Shares beneficially owned include currently exercisable options to purchase 144,169 shares of common stock.  For further information regarding Ms. Huck’s employment and options held, see our Form 10-K for fiscal year ended December 31, 2022.

15 Selling Stockholder is a Roth individual investment account.  Edwin K. Hunter, the participant of the account, has voting and investment control over the Shares.

16 Selling Stockholder is the adult daughter of Mr. Jenkins.  Selling Stockholder also holds a limited partnership interest in Selling Stockholder Fatboy Capital, but disclaims beneficial ownership of any shares held by Fatboy Capital, as she does not have investment or voting control over its portfolio.

17 Includes 709,703 common shares beneficially owned prior to the offering, and 6,570,243 shares of common stock being offered hereby, by Fatboy Capital, over which Mr. Jenkins has voting and investment control as the Managing Member of SeaCap Management, LLC, the Managing Partner of Selling Stockholder Fatboy Capital.  Also includes 2,264 common shares beneficially owned prior to the offering, and 20,955 shares of common stock being offered hereby, by the Jenkins Family Charitable Institute, over which Mr. Jenkins has voting and investment control as Trustee.  Also includes 2,264 common shares beneficially owned prior to the offering, and 20,955 shares of common stock being offered hereby, by Selling Stockholder Linda Jenkins Charitable Remainder Unitrust, over which Mr. Jenkins’s wife Linda Jenkins exercises sole voting and investment control.   Prior to this offering, Mr. Jenkins beneficially owns 18.48% of the Company’s common stock, not including the Series X Preferred, as of April 19, 2023.  Mr. Jenkins previously served as Chairman and CEO of, and was a significant stockholder and Noteholder of, Catheter Precision, Inc.  Mr. Jenkins currently serves as Executive Chairman of our Board of Directors with an annual salary of $300,000. He is the sole director of our wholly owned subsidiary Catheter Precision, LLC.  Until a new Chief Executive Officer is identified, David Jenkins, Executive Chairman of the Board, will serve as interim Chief Executive Officer and as the Company’s principal executive officer, effective April 28, 2023.  In connection with the closing of the Merger, we assumed and paid off certain notes payable which were owing to Mr. Jenkins by Catheter, and in exchange for forgiveness of interest owing on other convertible notes owed to Mr. Jenkins and Fatboy Capital by Catheter, they received certain royalty rights based on sales of our LockeT product.  Mr. Jenkins is the father of Selling Stockholders Missiaen Huck, Casey Jenkins, Hannah Jenkins, and Julie Colahan.    See also our Form 10-K for fiscal year ended December 31, 2022, for further information about Mr. Jenkins’ employment, compensation arrangements, and related party transactions.

13

18 Selling Stockholder is the adult daughter of Mr. Jenkins.  Selling Stockholder also holds a limited partnership interest in Selling Stockholder Fatboy Capital, but disclaims beneficial ownership of any shares held by Fatboy Capital, as she does not have investment or voting control over its portfolio.

19 Selling Stockholder is a Delaware corporation.  Voting and investment control over the Shares is held by the Selling Stockholder’s Board of Directors.

20 Selling Stockholder is a governmental entity that is a Body Politic and Corporate created under New Jersey law.  The Authority is managed by individuals some of whom are elected officials of the State of New Jersey and some of whom are appointed  by the Governor of New Jersey.

21 Selling Stockholder is a Simplified Employee Pension Individual Retirement Arrangement (“SEP-IRA”) for which investment and voting decisions are made by John P. Francis.  Mr. Francis is the spouse of Susanne Meline, who is a director on our Board of Directors.  Numbers presented as beneficially owned prior to the offering include 170 common shares owned by Ms. Meline, as well as 800 common shares and 1,548 shares underlying warrants held of record by Catalysis Partners.  Ms. Meline has an investment interest in Catalysis Partners through her IRA and, together with an immediate family member, owns a controlling interest in Francis Capital Management LLC, which also has an investment interest in Catalysis Partners and serves as both its Managing Member and Investment Manager. Ms. Meline disclaims beneficial interest of these securities except to the extent of her pecuniary interest therein.

22 Selling Stockholder is a Dutch private limited liability company, on whose behalf investment and voting are made by Peter van Dam, Joerg Finger, and Eelco van Dam.   We license the underlying technology for our VIVO product from this Selling Stockholder.

23 Voting and investment control over Shares offered by this Selling Stockholder is shared by the Gary W. Rollins Voting Trust U/A dated September 14, 1994 and the R. Randall Rollins Voting Trust U/A dated August 25, 1994, each of which has a 50% voting interest in LOR, Inc., the Manager of RFA Management Company, LLC, which in turn is the Managing Member of this Selling Stockholder.  Don Carson, a director of LOR, Inc., was a director of Catheter Precision, Inc., through the date of the Merger.  Shares presented do not include any shares owned by Mr. Carson.  Prior to this offering, the Selling Stockholder beneficially owned approximately 4.87% of the Company’s common stock, not including the Series X Preferred.

24 Investment and voting decisions are made on behalf of Selling Stockholder by Jordan Zehr Delgadillo, its Trustee.

25 Includes 8,901 Shares currently beneficially owned by, and a total of 48,583 Shares being offered hereunder by, the Daniel C. Stanzione Sr. Irrevocable Trust (in this footnote, the “Trust”).  Investment and voting power for the Trust is held by Lisa Ann Votta, Trustee.  Mr. Stanzione was a director of Catheter Precision Inc. through the date of the Merger.

26 Selling Stockholder is a limited liability company whose voting and investment decisions are made by Edwin K. Hunter, its Manager.

14

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for the common stock or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

•	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker‑dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker‑dealers engaged by the Selling Stockholders may arrange for other brokers‑dealers to participate in sales.  Broker‑dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

15

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Arnall Golden Gregory LLP will pass upon the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, have been audited by Haskell & White LLP, the Company’s independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference.  Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Catheter Precision, Inc. as of December 31, 2022 and 2021, and for the years then ended, have been audited by WithumSmith+Brown, PC, Catheter’s independent registered public accounting firm, and incorporated herein, in reliance upon their report, by reference to the Company’s Current Report on Form 8-K filed on March 29, 2023. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as an expert in auditing and accounting.

16

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is www.ramed.com. The contents on our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 28, 2023;

•	our Current Reports on Form 8-K and amendments thereto filed with the SEC on January 13, January 19, February 24, March 22, March 29, March 30, March 31, and April 19, 2023; and

•	the description of our common stock contained in our definitive proxy statement filed with the SEC on February 9, 2023.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus, and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. You may also access this information on our website at www.ramed.com by viewing the “Financials & Filings” subsection of the “Investors” menu. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Ra Medical Systems, Inc.

1670 Highway 160 West, Suite 205

Fort Mill, SC 29708

973-691-2000

17

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$2,132.64
Legal fees and expenses	40,000
Accounting fees and expenses	32,000
Printing fees and engraving expenses	—
Miscellaneous expenses	5,868.00

Total	$80,000.64

Item 15. Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that eliminate the personal liability of our directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated bylaws will provide that:

We shall indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of us and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

We are required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

We will not be obligated pursuant to the amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification.

18

The rights conferred in the amended and restated certificate of incorporation and amended and restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with its directors, officers, employees, and agents and to obtain insurance to indemnify such persons.

We may not retroactively amend the bylaw provisions to reduce our indemnification obligations to directors, officers, employees, and agents.

We have entered into indemnification agreements with our directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections, in addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws.  We also intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and currently intend to maintain insurance on behalf of each and any person who is or was a director or officer of us against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement.

19

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Description	Form	File No.	Exhibit	Filing Date
2.1*	Amended and Restated Agreement and Plan of Merger, dated January 9, 2023, by and among Ra Medical Systems, Inc., Rapid Merger Sub 1, Inc., Rapid Merger Sub 2, LLC, and Catheter Precision, Inc.	8-K	001-38677	2.1	01/13/2023

3.1.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38677	3.1	10/1/2018

3.1.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Ra Medical Systems, Inc., dated as of September 20, 2022	8-K	001-38677	3.1	09/20/2022

3.1.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant. (effective 11/16/2020)	8-K	001-38677	3.1	11/17/2020
3.1.3	Certificate of Designation of Series X Convertible Preferred Stock	8-K	001-38677	3.1	01/13/2023

3.1.4	Certificate of Designation of Series A Convertible Preferred Stock	8-K	001-38677	3.2	01/13/2023

3.2.1	Amended and Restated Bylaws of the Registrant.	8-K	001-38677	3.2	10/1/2018

3.2.2	Bylaws Amendment (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on August 17, 2022)	8-K	001-38677	3.1	08/17/2022

4.1	Specimen common stock certificate of the Registrant.	S-1	333-226191	4.1	7/16/2018

4.2	[omitted.]

4.2.1	Securities Purchase Agreement dated January 9, 2023 between the Company and the Master Fund	8-K	001-38677	10.4	01/13/2023

4.2.2	Registration Rights Agreement dated January 9, 2023 between the Company and the Master Fund	8-K	001-38677	10.5	01/13/2023

4.3	Form of warrant issued in May 2020	8-K	001-38677	4.1	5/22/2020

4.4	Form of pre-funded warrant issued in May 2020	8-K	001-38677	4.2	5/22/2020

4.5	Form of placement agent warrant issued in May 2020	8-K	001-38677	4.3	5/22/2020

4.6	Form of warrant offered in July 2020	S-1	333-239887	4.3	7/16/2020

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4.7	Form of pre-funded warrant issued in July 2020	S-1	333-239887	4.4	7/16/2020

4.8	Form of placement agent warrant offered in July 2020	S-1	333-239887	4.5	7/16/2020

4.9	[omitted.]

4.10	Form of Series B Warrant offered in February 2022	S-1/A	333-262195	4.9	2/3/2022

4.11	[omitted.]

4.12	Warrant Agency Agreement dated February 8, 2022, by and between the Registrant and American Stock & Trust Company LLC	8-K	001-38677	4.4	2/9/2022

4.12.1	Amendment No. 1, dated July 22, 2022, to February 8, 2022 Warrant Agency Agreement by and between the Company and American Stock Transfer & Trust Company, LLC	10-Q	001-38677	4.7	8/15/2022

4.13	Form of Series E Warrant offered in January 2023	8-K	001-38677	4.1	1/13/2023

4.14	Form of Series F Warrant issued March 23, 2023	8-K	001-38677	4.2	1/13/2023

4.15	Form of Series G Warrant issued in March 23, 2023	8-K	001-38677	4.3	1/13/2023

5.1**	Opinion of Arnall Golden Gregory LLP.

23.1**	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm.

23.4**	Consent of Arnall Golden Gregory LLP (Included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page to this Registration Statement).

107**	Filing Fee Table.

^ Previously Filed.

*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

** Filed herewith.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

22

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 18, 2023.

RA MEDICAL SYSTEMS, INC.

By:	/s/ Jonathan Will McGuire
Jonathan Will McGuire
Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Jenkins and Steven Passey, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Jonathan Will McGuire	Director and Chief Executive Officer	April 18, 2023
Jonathan Will McGuire	(Principal Executive Officer)

/s/ Steven Passey	Chief Financial Officer	April 20, 2023
Steven Passey	(Principal Financial and Accounting Officer)

/s/ David A. Jenkins	Executive Chairman of the Board of Directors	April 18, 2023
David A. Jenkins

/s/ James J. Caruso	Director	April 20, 2023
James J. Caruso

/s/ Martin Colombatto	Director	April 18, 2023
Martin Colombatto

/s/ Susanne Meline	Director	April 18, 2023
Susanne Meline

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